UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2008

POINT BLANK SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13112	11-3129361
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2102 SW 2nd Street, Pompano Beach, Florida	33069
(Address of principal executive office)	(Zip Code)

(954) 630-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On July 25, 2008, Point Blank Solutions, Inc. (the “Company”) issued a press release announcing the application to the Delaware Court of Chancery for leave to postpone until November 19, 2008 its annual meeting of stockholders, now scheduled for August 19, 2008. The press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filings under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Point Blank Solutions, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT BLANK SOLUTIONS, INC.

By:	/s/ Jennifer Rae Coberly
Name:	JENNIFER RAE COBERLY
Title:	General Counsel and Secretary

Dated: July 25, 2008

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Point Blank Solutions, Inc.

Exhibit 99.1

NEWS FROM POINT BLANK SOLUTIONS, INC. 2102 SW 2nd Street • Pompano Beach, FL 33069 Tel: 954-630-0900 • www.pointblanksolutionsinc.com

Company Contact:	Media Relations/Investor Relations
Glenn Wiener 212-786-6013 / ir@pbsinc.com

POINT BLANK SOLUTIONS FILES MOTION TO POSTPONE THE

ANNUAL MEETING OF STOCKHOLDERS

Pompano Beach, Florida, July 25, 2008 – Point Blank Solutions, Inc. (“PBSI”, OTC Pink Sheets: PBSO.PK), a leader in the field of protective body armor, today announced that the Company has applied to the Delaware Court of Chancery (“Court”) for leave to postpone until November 19, 2008 its annual meeting of stockholders, now scheduled for August 19, 2008.

The meeting was initially scheduled for April 22, 2008. It was postponed to August 19, 2008 in order to enable the Company to pursue strategic alternatives, including a possible sale. On May 20, 2008, following litigation involving the date of the meeting, the Court entered a Stipulation and Order providing that “[u]nless otherwise approved by this Court, for good cause shown and on notice to plaintiff,” the Company “shall hold its annual meeting of stockholders no later than August 19, 2009.” The Company and its Board of Directors believe there is “good cause” supporting the requested postponement.

As was previously announced in April 2008, the Company engaged Wachovia Securities as its financial advisor to pursue various strategic alternatives, which could include the sale of all or a portion of the Company’s common stock. Since that time, nearly 90 potential investors have been contacted and 32 confidentiality and standstill agreements were signed. There has been extensive due diligence by certain interested parties and progress has been made. However, despite the Company’s vigorous efforts, the process is continuing and the Board does not believe the process will be complete by the currently scheduled annual meeting date. The Company’s efforts have been significantly slowed by a series of delays in the awarding of critical U.S. Army body-armor contracts. On July 2, 2008, Point Blank was awarded IOTV “bridge buy” which called for the production of 150,000 IOTVs for a total of $86.2 million. The larger and more meaningful IOTV “Base buy” of 736,000 IOTVs and 253,000 Deltoid Axillary Protection Systems (“DAPS”) is expected to be awarded by September 2008, the end of the government fiscal year. The Company believes the upcoming contract awards will have a material impact on the Company’s market position and potential valuation. The Board strongly believes it is in the best interests of stockholders that this strategic process continues so that the current discussions and negotiations with various parties can reach a conclusion, which may not be until such awards are made.

As stated in the Company’s motion papers, the Board’s concern with holding the meeting before the strategic process is complete is heightened by the fact that the outcome of the vote could be heavily influenced by two stockholders – Steel Partners II, L.P. (“Steel”) and Mr. David Brooks– each of whom has interests adverse to those of other stockholders. Steel, as announced in February 2008, is waging a proxy contest to elect its own slate of directors at the next annual meeting. Steel, however, has also made a public announcement stating its interest in acquiring all of Point Blank’s stock and has continued to express interest in purchasing the Company, as most recently reaffirmed in its July 21, 2008 Proxy Statement.

The Board believes Steel, as a prospective purchaser, has an interest in obtaining the lowest possible sale price for the shares of Point Blank. Its slate of directors consists of two nominees who are employed by Steel-controlled entities, while the other three also have ties to Steel. The Board believes these directors are ill suited to conduct a process to the sell the Company for the highest price when Steel’s interest is to acquire the Company for the lowest price possible.

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Additionally, the Company asserts in its motion papers filed with the court that Mr. Brooks has interests that conflict with the bulk of other stockholders. He is currently in litigation in Delaware over his claim to advancement by the Company of his legal fees. The Company has also filed a breach of contract action against Mr. Brooks in the U.S. District Court of the Eastern District of New York, contending that Mr. Brooks is in breach of contractual obligations to pay the Company certain tax-related liabilities and to return property to the Company. Both cases involve millions of dollars and Mr. Brooks has made clear his antipathy to the present Board and management. He has a powerful personal interest in removing the existing management and directors who have authorized such litigation against him.

According to the most recent filings with the Securities and Exchange Commission, Steel Partners and Mr. Brooks and his former wife own 9.6 percent and approximately 29.0 percent of the Company’s common stock, respectively.

The Board strongly believes that both Steel and Mr. Brooks have interests that are not aligned with most other stockholders and can exercise a strong influence, if not control over, the vote, and be in a position to cut off the meaningful exploration of strategic alternatives. The Board has concluded that it is in the best interests of the Company’s stockholders that the strategic alternatives process has the opportunity to reach fruition before a stockholder vote is held.

The Company cannot predict when the Court will rule on its request or whether the request will be approved.

The Company understands that Steel Partners has mailed to stockholders a proxy statement and other materials. The Board of Directors strongly opposes the Steel Partners solicitation and urges stockholders not to sign any proxy cards mailed by Steel Partners. The Company intends to file and mail proxy materials in the near future. Stockholders are encouraged to review carefully the Company’s proxy materials before signing and returning any proxy cards.

ABOUT POINT BLANK SOLUTIONS, INC.

Point Blank Solutions, Inc. is a leader in the design and production of technologically advanced body armor systems for the U.S. Military, Government and law enforcement agencies, as well as select international markets. The Company is also recognized as the largest producer of soft body armor in the U.S. With state-of-the-art manufacturing and laboratory testing facilities, strategic technology and marketing alliances, and an ongoing commitment to drive innovation, Point Blank Solutions believes that it can deliver the most advanced body armor solutions, quicker and better than anyone in the industry.

The Company maintains facilities in Deerfield Beach, FL, Oakland Park, FL, Pompano Beach, FL, Jacksboro, TN and Washington, DC. To learn more about Point Blank Solutions, Inc. visit our website at www.PointBlankSolutionsInc.com.

SAFE HARBOR STATEMENT

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY’S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY’S CONTROL. WORDS SUCH AS “EXPECTS,” “ANTICIPATES,” “TARGETS,” “GOALS,” “PROJECTS,” “INTENDS,” “PLANS,” “BELIEVES,” “SEEKS,” “ESTIMATES,” VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING

STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) CHANGES IN THE COMPANY’S INTERNAL CONTROL STRUCTURE OVER FINANCIAL REPORTING, (2) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (3) ADDITIONAL FINANCING REQUIREMENTS, (4) DEVELOPMENT OF NEW PRODUCTS, (5) GOVERNMENT APPROVAL AND CONTRACTING PROCESSES, (6) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (7) TECHNOLOGICAL CHANGES, (8) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (9) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, (10) TURNOVER IN THE COMPANY’S SENIOR MANAGEMENT AND (11) OTHER UNCERTAINTIES DETAILED IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, THOSE UNCERTAINTIES AND RISKS DISCUSSED IN DETAIL IN “RISK FACTORS,” IN THE COMPANY’S PERIODIC REPORTS ON FORMS 10-K AND 10-Q. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

Point Blank Solutions, Inc. has filed a proxy statement and other documents regarding the 2008 Annual Meeting with the U.S. Securities and Exchange Commission and will file and mail additional proxy materials and a proxy card to each stockholder entitled to vote at the 2008 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents relating to the 2008 Annual Meeting (when they are available) can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents (when they are available) can also be obtained free of charge from the Company at the Company’s website at www.pointblanksolutionsinc.com under the “Investor Relations” tab, upon written request to Corporate Secretary, Point Blank Solutions, Inc, 2102 S.W. 2nd St., Pompano Beach, Florida 33069, or by calling the Investor Relations department at (212) 786-6013.

The Company and its directors and executive officers are deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting. Information regarding the interests of the directors and executive officers of the Company in the solicitation may be found in the definitive proxy statement filed by the Company with the SEC on March 24, 2008, and will be found in the additional proxy materials to be filed with the SEC, available free of charge from the SEC and the Company, as indicated above. Information about the directors and executive officers of the Company may be found in its Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008.

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